UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

October 31, 2013

QTS Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36109	46-2809094
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12851 Foster Street Overland Park, KS 66213	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 31, 2013, the Board of Directors (the “Board”) of QTS Realty Trust, Inc. (the “Company”) approved the amendment of award agreements (the “Award Amendments”) that granted restricted shares of the Company’s Class A common stock, $0.01 par value per share (“Restricted Shares”), to the Company’s named executive officers under the QTS Realty Trust, Inc. 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”) in connection with the closing of the Company’s initial public offering (the “Restricted Shares Awards”). In connection with the Award Amendments, the Board also approved the amendment (the “Form Amendment”) of the form restricted shares award agreement (the “Form Restricted Shares Agreement”) under the 2013 Equity Incentive Plan. Pursuant to the Award Amendments and Form Amendment, the Company will pay dividends on all Restricted Shares granted under the 2013 Equity Incentive Plan, regardless of vesting. All other terms of the Form Restricted Shares Agreement and Restricted Shares Awards remain the same.

A copy of the Amended Form Restricted Shares Agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Form of Restricted Shares Agreement under QTS Realty Trust, Inc. 2013 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ Lodging Trust

By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel

November 6, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Form of Restricted Shares Agreement under QTS Realty Trust, Inc. 2013 Equity Incentive Plan